Exhibit 99.1

FOR IMMEDIATE RELEASE

Avinger Announces Proposed

Underwritten Public Offering of Common Stock

Redwood City, Calif., August 21, 2019 - Avinger, Inc. (Nasdaq: AVGR), a leading developer of innovative treatments for Peripheral Artery Disease (PAD), today announced that it intends to offer shares of its common stock for sale in an underwritten public offering. In addition, the Company expects to grant the underwriter a 45-day option to purchase up to an additional 15 percent of the shares of common stock offered in the public offering solely to cover over-allotments, if any. The Company intends to use the net proceeds from this offering for working capital and general corporate purposes, which may include research and development of the Company’s Lumivascular platform products, preclinical and clinical trials and studies, regulatory submissions, expansion of the Company’s sales and marketing organizations and efforts, intellectual property protection and enforcement, payment of principal and interest on debt and capital expenditures. The Company may also use a portion of the net proceeds to acquire complementary products, technologies or businesses; however, the Company currently has no agreements or commitments to complete any such transactions. The offering is subject to market conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Aegis Capital Corp. is acting as sole bookrunner for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-230124) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on March 29, 2019. A preliminary prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the preliminary prospectus supplement and the accompanying prospectus when available, may be obtained by contacting Aegis Capital Corp., Attention: Prospectus Department, 810 7th Avenue, 18th floor, New York, NY 10019, by email at prospectus@aegiscap.com, or by telephone at (212) 813-1010. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Avinger, Inc.

Avinger is a commercial-stage medical device company that designs and develops the first-ever image-guided, catheter-based system that diagnoses and treats patients with peripheral artery disease (PAD). Avinger is dedicated to radically changing the way vascular disease is treated through its Lumivascular platform, which currently consists of the Lightbox imaging console, the Ocelot family of chronic total occlusion (CTO) catheters, and the Pantheris® family of atherectomy devices. Avinger is based in Redwood City, California. For more information, please visit www.avinger.com.

Public Relations Contact:

Phil Preuss

VP of Marketing & Business Operations

Avinger, Inc.

(650) 241-7942

pr@avinger.com

Investor Contact:

Mark Weinswig
Chief Financial Officer
Avinger, Inc.
(650) 241-7916
ir@avinger.com

Safe Harbor Disclosure

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements related to the Company's ability to complete the financing, its intended use of proceeds and other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that may cause actual results or events to differ materially from those projected. These risks and uncertainties, many of which are beyond our control, include: the risk that the public offering of common stock may not occur; risks relating to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of development activities; our ability to attract, integrate and retain key personnel; our need for substantial additional funds; patent and intellectual property matters; competition; as well as other risks described in the section entitled “Risk Factors” and elsewhere in our Annual Report on Form 10-K filed with the SEC on March 6, 2019 and in our other filings with the SEC, including, without limitation, our reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.